                                                                 EXHIBIT (e)(17)


                             RELOAD WAIVER AGREEMENT


         THIS RELOAD WAIVER AGREEMENT (also referred to herein as "Agreement") is made and entered into as of this 22nd day of January by and between Guest Supply, Inc. (the "Company") and the undersigned holder of one or more employee stock options (the "Options") granted under the 1993 Stock Option Plan (the "Plan") of the Company, for himself, his dependents, heirs, executors, administrators, successors and assigns (hereinafter collectively referred to as "Optionholder").

                                   WITNESSETH

         WHEREAS the Optionholder is the holder of an Option or Options granted under the Plan to purchase shares of common stock, without par value, of the Company; and

         WHEREAS the Company, Sysco Corporation, a Delaware corporation, and Sysco Food Services of New Jersey, Inc., a Delaware corporation, are entering into that certain Merger Agreement and Plan of Reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended ("Merger Agreement"), dated the date hereof; and

         WHEREAS Optionholder and the Company desire to enter into this Agreement to modify the Options and to evidence the waiver by the Optionholder of certain rights under the Options and the Plan, subject to and effective upon the earlier of the consummation of (i) the Offer (as defined in the Merger Agreement) or (ii) the Merger (as defined in the Merger Agreement); and

         Whereas, to induce Sysco Corporation to execute and deliver the Merger Agreement which the undersigned Optionholder acknowledges will impart a substantial benefit to the undersigned Optionholder, the undersigned Optionholder hereby agrees to execute this Agreement.

         NOW THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

         1. Recitals. The recitals set forth above are incorporated herein as true and accurate.

         2. Waiver of Right to Reload Option.

            Subject to and effective as of the date of the earlier of the consummation of (i) the Offer or (ii) the Merger (such date referred to herein as the "Effective Date"), the Optionholder hereby agrees with the Company that, notwithstanding the provisions of Section 5(k) of the Plan, the Optionholder shall not be entitled to receive a Reload Option (as defined in said Section 5(k)) upon the exercise of any Option heretofore granted to Optionholder under the Plan, and Optionholder hereby waives the right to receive such a Reload Option. From and after the date hereof and from and after the Effective Date, the Options granted to Optionholder under the Plan shall remain in full force and effect in accordance with their terms, except as specifically provided in the preceding sentence.

         3. Governing Law/Severability.

            This Agreement shall be interpreted, enforced, and governed under the laws of the State of New Jersey, without regard to conflicts of laws principles. Its provisions are severable, and if any part of the Agreement is found to be unenforceable, the remainder of the Agreement will continue to be valid and effective.

         4. Headings and Captions.

            The headings and captions used in the Agreement are for convenience of reference only, and shall in no way define, limit, expand, or otherwise affect the meaning or construction of any provision of this Agreement.

         5. Counterparts.

            This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, with the same effect as if the signatures thereto were in the same instrument.

         6. Entire Agreement.

            This Agreement constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

         7. Termination.

            Upon termination of the Merger Agreement, this Agreement shall automatically terminate and have no force or effect.

         I HAVE PERSONALLY READ THE FOREGOING AGREEMENT, AN I AM VOLUNTARILY AND KNOWINGLY ENTERING INTO THE TERMS AND PROVISIONS CONTAINED IN IT, WITH FULL UNDERSTANDING OF ITS CONSEQUENCES.

                                  OPTIONHOLDER:

                                     /s/ George S. Zabrycki
                                  ----------------------------------------------
                                    Name:     George S. Zabrycki
                                    Address:  316 W. Trillium Rd.
                                              Mequon, WI  53092


                                    Date:   January 22, 2001
                                         ---------------------------------------




                                    GUEST SUPPLY, INC.


                                    By:    /s/ Clifford W. Stanley
                                       -----------------------------------------
                                    Title: President
                                          --------------------------------------
                                    Date:  January 22, 2001
                                         ---------------------------------------